                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3, No. 333-58296) and related prospectuses of Insight Communications Company, Inc. for the registration of 5,000,000 shares of its Class A Common Stock and certain other securities, and to the incorporation by reference therein of our report dated March 12, 2001, with respect to the consolidated financial statements of Insight Communications Company, Inc. included in its Annual Report (Form 10-K/A-3) for the year ended December 31, 2000 and our report dated March 12, 2001 with respect to the financial statements of Insight Communications of Central Ohio, LLC included in the Current Report (Form 8-K/A-1) of Insight Communications Company, Inc., dated January 5, 2001, both filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

New York, New York
June 11, 2001